Continental Building Products Reports Second Quarter 2017 Results

Herndon, Virginia, August 3, 2017. Continental Building Products, Inc. (NYSE: CBPX) (the Company), a leading manufacturer of gypsum wallboard and complementary finishing products, announced today results for the second quarter ended June 30, 2017.
Highlights of Second Quarter 2017 as Compared to Second Quarter 2016

•	Net sales increased 3.0% to $120.6 million

•	Net income was $12.4 million compared to $12.7 million

•	Earnings per share increased 3.2% to $0.32

•	EBITDA[1] was $34.1 million compared to $35.1 million

•	Deployed $22.6 million to repurchase 932,000 shares of common stock
"We produced another quarter of strong cash flows, repurchased more than 2% of our outstanding shares and delivered improvement in earnings per share," stated Jay Bachmann, Continental’s President and Chief Executive Officer. "We grew sales during the quarter with a focus on delivering exceptional customer service and maximized our profit opportunity through strict operating discipline amidst the backdrop of a higher inflationary environment. We are excited by the progress of our high-return capital investments and our constant focus on continuous operational improvement, internally called the Bison Way. We expect these actions to help blunt the impact of higher raw material costs and generate value creation as we also deploy capital into share repurchases."
Second Quarter 2017 Results vs. Second Quarter 2016
Wallboard volumes increased to 647 million square feet (MMSF) for the second quarter 2017, compared to 643 MMSF in the prior year quarter. Net sales were up 3.0% to $120.6 million, compared to $117.1 million in the prior year quarter, primarily due to a higher average mill net price2 of $150.32, compared to $144.86 in the prior year quarter.
Operating income was $21.6 million, compared to $23.2 million in the prior year quarter. This decrease was primarily driven by higher input costs, partially offset by higher average mill net price, resulting in a gross margin of 25.5% in the second quarter 2017, compared to 28.5% in the second quarter 2016. SG&A expense was $9.2 million compared to $10.2 million in the prior year quarter, or 7.6% as a percentage of net sales compared to 8.7% in the prior year quarter.
Interest expense decreased 16.1% to $3.1 million, compared to $3.6 million in the prior year quarter, reflecting lower average outstanding borrowings during second quarter 2017 compared to second quarter 2016 and the lower interest rate following the debt refinancing in August 2016 and debt repricing in February 2017.
Net income for the second quarter 2017 declined by $0.3 million to $12.4 million compared to $12.7 million in the prior year quarter. EPS was $0.32 per share compared to $0.31 per share in the second quarter 2016. EBITDA1 was $34.1 million for the second quarter 2017, compared to $35.1 million in the prior year quarter.

1 See the financial schedules at the end of this press release for a reconciliation of EBITDA, which is a non-GAAP financial measure, to relevant GAAP financial measures.
2 Mill net price represents average selling price per thousand square feet (MSF), net of freight and delivery costs.

Balance Sheet and Cash Flow
As of June 30, 2017, the Company had cash of $55.8 million and total outstanding borrowing under the credit agreement of $272.3 million. During the second quarter 2017, the Company generated cash flows from operations of $24.0 million and incurred $2.8 million of capital expenditures and software development costs.
During the second quarter 2017, the Company repurchased 932,000 shares of its common stock under its repurchase program at an aggregate purchase price of $22.6 million, representing 2.3% of its outstanding shares as of December 31, 2016. Since the inception of this program in November 2015, the Company has repurchased $76.6 million of its common stock through June 30, 2017.
Forward-Looking Guidance
For the full year 2017, guidance on certain measures is as follows:

•	SG&A is expected to be in the range of $38 - $40 million.

•	Cost of goods sold inflation is expected to be at 6% to 7%.

•	Total capital expenditures is expected to be in the range of $24 - $31 million.

◦	Maintenance capital spending is expected to be in the range of $12 - $14 million.

◦	High-return plant network capital spending is expected to be in the range of $12 - $17 million.

•	Depreciation and amortization is expected to be in the range of $43 - $45 million.

•	Effective interest rate on our term loan is expected to be 4.1%, up from our prior guidance of 4%, while the cash interest rate is expected to be 3.6%.

•	Effective tax rate is expected to be in the range of 33% - 35%.

Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call on Thursday, August 3, 2017 at 5:00 p.m. Eastern time to review second quarter 2017 financial results and discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Investor Relations section of the Company’s website at www.continental-bp.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through September 3, 2017, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 13634638.
About Continental Building Products
Continental Building Products is a leading North American manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets primarily in the eastern United States and eastern Canada. For additional information, visit www.continental-bp.com.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.
Contact Information
Investor Relations:
Tel.: 703-480-3980
Investorrelations@continental-bp.com

Continental Building Products, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(in thousands, except share data and per share amounts)
Net sales	$120,630	$117,115	$241,245	$228,600
Costs, expenses and other income:
Cost of goods sold	89,817	83,744	179,441	163,699
Selling and administrative	9,193	10,163	18,497	19,123
Total costs and operating expenses	99,010	93,907	197,938	182,822
Operating income	21,620	23,208	43,307	45,778
Other (expense)/income, net	(135)	6	(779)	160
Interest expense, net	(3,062)	(3,648)	(5,978)	(7,346)
Income before income/(losses) from equity method investment and provision for income tax	18,423	19,566	36,550	38,592
Income/(losses) from equity method investment	345	(240)	175	(435)
Income before provision for income taxes	18,768	19,326	36,725	38,157
Provision for income taxes	(6,370)	(6,604)	(12,100)	(12,934)
Net income	$12,398	$12,722	$24,625	$25,223

Net income per share:
Basic	$0.32	$0.31	$0.63	$0.61
Diluted	$0.32	$0.31	$0.62	$0.61
Weighted average shares outstanding:
Basic	39,125,571	40,670,650	39,349,674	41,097,472
Diluted	39,210,219	40,717,162	39,454,928	41,128,466

Continental Building Products, Inc.
Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(unaudited)
	(in thousands)
Assets:
Cash and cash equivalents	$55,847	$51,536
Receivables, net	37,411	32,473
Inventories, net	27,111	25,239
Prepaid and other current assets	5,862	7,485
Total current assets	126,231	116,733
Property, plant and equipment, net	297,931	307,838
Customer relationships and other intangibles, net	75,522	81,555
Goodwill	119,945	119,945
Equity method investment	8,628	8,020
Debt issuance costs	568	658
Total Assets	$628,825	$634,749
Liabilities and Shareholders' Equity:
Liabilities:
Accounts payable	$26,262	$27,411
Accrued and other liabilities	10,328	12,321
Notes payable, current portion	1,720	1,742
Total current liabilities	38,310	41,474
Deferred taxes and other long-term liabilities	19,251	19,643
Notes payable, non-current portion	263,776	264,620
Total Liabilities	321,337	325,737
Equity:
Undesignated preferred stock, par value $0.001 per share; 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value per share; 190,000,000 shares authorized; 44,304,664 and 44,191,370 shares issued at June 30, 2017 and December 31, 2016, respectively; 38,655,886 and 39,691,715 shares outstanding at June 30, 2017 and December 31, 2016, respectively	44	44
Additional paid-in capital	324,086	322,384
Less: Treasury stock	(116,592)	(88,756)
Accumulated other comprehensive loss	(3,423)	(3,409)
Accumulated earnings	103,373	78,749
Total Equity	307,488	309,012
Total Liabilities and Equity	$628,825	$634,749

Continental Building Products, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months Ended
	June 30, 2017	June 30, 2016
	(in thousands)
Cash flows from operating activities:
Net income	$24,625	$25,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,760	23,788
Bad debt expense	22	28
Amortization of debt issuance costs and debt discount	586	1,207
Loss on disposal of property, plant and equipment	18	41
(Income)/losses from equity method investment	(175)	435
Loss on debt extinguishment	686	—
Stock-based compensation	1,479	1,152
Deferred taxes	92	268
Change in assets and liabilities:
Receivables	(4,964)	(1,973)
Inventories	(1,811)	1,053
Prepaid expenses and other current assets	966	(534)
Accounts payable	(564)	(620)
Accrued and other current liabilities	(2,038)	(152)
Other long term liabilities	(188)	(413)
Net cash provided by operating activities	42,494	49,503
Cash flows from investing activities:
Capital expenditures	(8,070)	(1,765)
Software purchased or developed	(133)	(356)
Capital contributions to equity method investment	(647)	(226)
Distributions from equity method investment	214	356
Net cash used in investing activities	(8,636)	(1,991)
Cash flows from financing activities:
Proceeds from exercise of stock options	230	20
Tax withholdings on share-based compensation	(240)	—
Proceeds from debt refinancing	273,625	—
Disbursements for debt refinancing	(273,625)	—
Payments of financing costs	(649)	—
Principal payments for debt	(1,368)	(25,000)
Payments to repurchase common stock	(27,836)	(22,010)
Net cash used in financing activities	(29,863)	(46,990)
Effect of foreign exchange rates on cash and cash equivalents	316	475
Net change in cash and cash equivalents	4,311	997
Cash, beginning of period	51,536	14,729
Cash, end of period	$55,847	$15,726

Reconciliation of Non-GAAP Measures
EBITDA, EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP). This release presents EBITDA, EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share, as supplemental performance measures because management believes that they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results under GAAP while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. Furthermore, the Company's Board of Director compensation committee uses EBITDA to evaluate management's compensation. Management also believes that EBITDA, EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are useful to investors because they allow investors to view the business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods.
EBITDA, EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA, EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share in the same manner. EBITDA, EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are not measurements of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income or earnings per share determined in accordance with GAAP or any other financial statement data presented as indicators of financial performance or liquidity, each as calculated and presented in accordance with GAAP.

Reconciliation of Net Income to EBITDA
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(in thousands)
Net income	$12,398	$12,722	$24,625	$25,223
Adjustments:
Other expense/(income), net	135	(6)	779	(160)
Interest expense, net	3,062	3,648	5,978	7,346
(Income)/losses from equity method investment	(345)	240	(175)	435
Provision for income taxes	6,370	6,604	12,100	12,934
Depreciation and amortization	12,474	11,842	23,760	23,788
EBITDA—Non-GAAP Measure	$34,094	$35,050	$67,067	$69,566
EBITDA Margin - EBITDA as a percentage of net sales - Non-GAAP Measure	28.3%	29.9%	27.8%	30.4%

Reconciliation of Net Income and Earnings Per Share (EPS) to Adjusted Net Income and Adjusted EPS
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(dollars in thousands, except per share amounts)
Net income - GAAP Measure	$12,398	$12,722	$24,625	$25,223
Expense of original issue discount and deferred financing fees for debt refinancing, after tax (a)	—	—	454	—
Adjusted net income - non-GAAP measure	$12,398	$12,722	$25,079	$25,223

Earnings per share - GAAP measure	$0.32	$0.31	$0.63	$0.61
Expense of original issue discount and deferred financing fees for debt refinancing, after tax (a)	—	—	0.01	—
Adjusted earnings per share - non-GAAP measure	$0.32	$0.31	$0.64	$0.61

(a)	Expense for debt repricing and expense for debt pricing per share is shown net of income tax benefit of $0.2 million.

Other Financial and Operating Data
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	(dollars in thousands, except mill net)
Capital expenditures and software purchased or developed	$2,843	$1,854	$8,203	$2,121
Wallboard sales volume (million square feet)	647	643	1,297	1,260
Mill net sales price (a)	$150.32	$144.86	$149.11	$144.74

(a)	Mill net sales price represents average selling price per thousand square feet net of freight and delivery costs.

Interim Volumes and Mill Net Prices
	For the Three Months Ended
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
Volumes (million square feet)	643	634	666	650	647
Mill net sales price	$144.86	$144.34	$141.61	$147.92	$150.32